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                                                                   EXHIBIT 10(j)


                            ACH OPERATIONS AGREEMENT

     In consideration of the mutual promises and obligations sot forth herein, CHECKFREE CORPORATION ("CheckFree") and KEYBANK NATIONAL ASSOCIATION ("KeyBank") hereby agree to be bound by the terms and conditions set forth in this ACH Operations Agreement ("Agreement") as follows:

1.   SERVICES, FEES, CHARGES, AND VOLUME.

     (a) KeyBank will assign to CheckFree the Federal Reserve transit routing numbers ("Transit Number") as defined in Exhibit B for automated clearing house ("ACH") settlement or clearing originations. Such Transit Numbers will be used by CheckFree only for ACH originations in accordance with the terms of this Agreement. KeyBank will notify the Federal Reserve Bank of Cleveland ("Federal Reserve Bank") to accept the Transmissions (defined under Section 2(a)) submitted by CheckFree using such Transit Numbers. "Services" hereunder shall mean the provision by KeyBank to CheckFree of the use of the Transit Numbers and of access with respect to the Transmissions to the ACH processing, clearing, and settlement capability offered by the Federal Reserve Bank to KeyBank through KeyBank's account at the Federal Reserve Bank. "Services" shall also include any other services defined as "Services" in any schedule to this Agreement signed by the parties and expressly referencing this Agreement and the inclusion of such services as part of the Services.

     (b) CheckFree shall pay to KeyBank for the Services such fees ("Fees") as are specified in Exhibit A. CheckFree shall also pay to KeyBank any charges assessed by the Federal Reserve Bank for or in connection with the Services. KeyBank may increase the Fees effective as of each succeeding anniversary date following April 1, 1999, by an amount not to exceed the percentage increase in the Consumer Price Index during the one-year period immediately prior to the applicable anniversary date.

2.   ACH MAGNETIC TAPE/TRANSMISSION.

     (a) CheckFree shall format daily a transmission ("Transmission") consisting of ACH debit and credit entries in a form prescribed by the Operating Rules of the National Automated Clearing House Association ("NACHA Rules") using thereon the Transit Numbers as set forth in Section 1(a) and forward it directly to the Federal Reserve Bank or its regional processing center. CheckFree shall forward a duplicate of the Transmission to KeyBank at the same time that it sends the Transmission to the Federal Reserve Bank which KeyBank may use for internal monitoring purposes. In connection with the Transmissions, CheckFree shall use an encrypted communications line with access controls acceptable to KeyBank and will employ those security procedures identified as "Level One Security Procedures" offered by the Federal Reserve Bank for the purpose of verifying the authenticity of the source of the Transmission. In such and in all other respects, CheckFree agrees to abide by the terms of Operating Letter No. 13 of the Federal Reserve Bank entitled "Automated Clearing House Items" and its appendices, as amended from time to time, or any successor operating letter covering ACH transactions, and shall notify the Federal Reserve Bank of such facts in the manner prescribed by it. The preparation and transfer of Transmission to the Federal Reserve Bank, the processing of the Transmissions by the Federal Reserve Bank or by CheckFree, including any processing involving the forwarding, correcting, reversal, or rejection of a Transmission or any debit or credit entry contained therein or any part thereof, and any conduct in connection with or in relation to such preparation, transfer, and processing, shall be defined hereunder as the "Operations".

     (b) KeyBank has the right at any time to require, CheckFree to immediately provide sufficient funds in the amount of each ACH credit entry contained in any Transmission sent to the Federal Reserve Bank. Failure to provide sufficient funds by 5:00 p.m. EST on settlement date, will result in the immediate termination of this Agreement.

3.   COMPLIANCE.

     KeyBank and CheckFree understand, acknowledge, and agree that this Agreement is subject to the ongoing approval of the Office of the Comptroller of the Currency, the Federal Reserve Bank, and the Federal Reserve





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Board, including but not limited to the ability of KeyBank to retain multiple routing and transit numbers. Should the Federal Reserve Bank or any other regulatory agency direct KeyBank to cease and desist such operations, refuse to continue to permit KeyBank to provide the Services to CheckFree, or change the method of operations involving the CheckFree Service, or should KeyBank's provision of the Services or any part hereof be or become in violation of any law, regulation, circular, or official interpretation or letter of a regulatory agency, then KeyBank will not be, required to continue providing the affected Service but will promptly notify CheckFree and that the services contemplated herein will be terminated. However, KeyBank will use reasonable efforts to attempt to assist CheckFree in determining alternative processing scenarios provided that KeyBank reserves the right to negotiate the price with respect to any such alternative servicing arrangements. CheckFree agrees that it willfully comply with all applicable state and federal laws, regulations, and Federal Reserve Bank operating letters, including but not limited to Federal Reserve Board Regulation E, Federal Reserve Bank Operating Letter No. 13 or other successor operating letter, and with the NACHA Rules as such laws, regulations, operating letters, and NACHA Rules are amended from time to time and CheckFree acknowledges that such amendments may necessitate a change in KeyBank's pricing. Insofar as KeyBank's cooperation is necessary to enable CheckFree to comply with the foregoing, KeyBank will reasonably cooperate with CheckFree. In addition, KeyBank and CheckFree agree that if the NACHA Rules require any change in operations involving the processing of Transmissions, CheckFree will cooperate to comply with same. Notwithstanding any provision of this Agreement the terms of this Agreement shall supersede any conflicting NACHA Rules.

4.   TERM OF AGREEMENT.

     (a) This Agreement will become effective on the Effective Date and will continue for a three-year period (the "Initial Term") unless renewed for one, or more additional two-year terms (each a "Renewal Term") and any one or more additional ,successive biennial anniversary dates thereof (each a "Renewal Date") pursuant to Section 4(b) and (c) below. The renewal period shall commence on the expiration date of the Initial Term in accordance with the terms and conditions of this agreement and at fees to be agreed upon at such time of renewal.

     (b) If either party does not wish to renew this Agreement for a Renewal Term, it must give written notice to the other party of such intent by no later that 120 days prior to the next Renewal Date and the Agreement will thereupon terminate upon such Renewal Date. If such notice is not given by either party, this Agreement will renew automatically for a Renewal Term upon such Renewal Date. If either party intends to renew this Agreement with modifications for a Renewal Term, it shall submit to the other party by no later than 120 days prior to the next succeeding Renewal Date modified Agreement containing proposed terms and conditions.

     (c) Where a modified Agreement is submitted to a party pursuant to Section 4(b), such party will notify the submitter in writing of its selection, not later than ninety (90) days prior to the next succeeding Renewal Date of one of the following alternatives:

         (i) The modified Agreement is acceptable and it wilt be signed at least sixty (60) days prior to the applicable Renewal Date.

         or

         (ii) Such party requests renegotiation of certain terms and conditions of the modified Agreement. Such requests will identify the provisions to be negotiated and suggest modifications acceptable to such party. In the event such party elects this alternative, both parties reserve the right to not renew the Agreement in its original form or with modifications proposed by either party and the Agreement will terminate automatically on the Renewal Date unless anew agreement in writing is executed by both parties.

         or

         (iii) Such party intends to terminate the Agreement, in which case the Agreement will terminate automatically on the applicable Renewal Date.




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     (d) In the event that either party has submitted a modified Agreement and the receiving party fails to notify the submitting party of a selection under
Section 4(c), the receiving party shall be conclusively presumed to have accepted this modified Agreement, and the receiving party will execute the same no less than (60) days prior to the Renewal Date.

5.   AGREEMENT TERMINATION.

     In addition to the termination procedure set forth in Section 4:

     (a) Either KeyBank or CheckFree may terminate this Agreement upon material breach of any provision hereof by the other party hereto, which shall expressly include the failure of CheckFree to pay any fee or charge when due, upon giving such other party (30) days prior written notice of its intention to terminate and its reason therefor. Either KeyBank or CheckFree will, with any such notice, to the other party, indicate that such other party has thirty (30) days within which to remedy the breach and if it is remedied by such other party within such period, this Agreement will continue as though no such notice had been sent.

     (b) Either KeyBank or CheckFree may terminate this Agreement, upon giving the other party hereto one hundred twenty (120) days prior written notice of its intention to terminate, on or after acquisition, directly or indirectly, whether through ownership of stock or through any other means whatsoever, of effective or working control of the other party hereof, or its operations or policies, by any corporation, trust association or similar corporation if following such acquisition, failure to terminate this Agreement would, in the opinion of counsel acceptable to the other party, give rise to a violation of one or more provisions of the Sherman Act (15 U.S.C. ss.1 et seq.) or the Clayton Act (15 U.S.C. ss.18 et seq.)

     (c) Either KeyBank or CheckFree may terminate this Agreement immediately by giving the other party written notice if such other party becomes insolvent, is unable to generally pay its debts as they become due, files or has filed against it or its assets a petition or proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors rights, whether in a United States Bankruptcy Court or other court, or a petition is presented for the winding up or liquidation of a party, or a receiver, trustee, conservator, administrator, custodian, or other similar official is appointed for its assets pursuant to a state or federal court proceeding.

     (d) Either KeyBank or CheckFree may terminate this Agreement upon written notice to the other party in the event either party is required to discontinue its participation in the Services based upon (i) a change in the rules, regulations, or letters of any regulatory body, including the Federal Reserve Bank or other reserve bank, the NACHA Rules, or any laws governing or applicable to the Services that makes either party unable to continue to make Transmissions or render Services hereunder, or (ii) an order of a state or federal court or regulatory body having jurisdiction to require either CheckFree or KeyBank to terminate Transmissions or Services hereunder.

     (e) KeyBank may terminate the agreement immediately if CheckFree does not provide sufficient funds as indicated in section 2(b).

6.   CONTINUED PROCESSING.

     In the event of termination of this Agreement, KeyBank may continue, if it so elects, to perform the Service for CheckFree, KeyBank will establish charges and costs for such continuing processing and will notify CheckFree, of the amount thereof prior to performing the Services.

7.   CONTINUED PROCESSING.

     All obligations of either party incurred or existing under this Agreement as of the time of any termination hereof will survive such termination.





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8.   ASSIGNMENT.

     The rights, duties, and obligations of KeyBank and CheckFree pursuant to this Agreement shall not be assigned or otherwise transferred in any way without the prior written consent of the other party, provided that neither party will unreasonably withhold such consent.

9.   REGULATION AND EXAMINATION.

     KeyBank and CheckFree understand and agree that the performance of obligations under this Agreement is subject, without notice, to the regulation and examination of the Comptroller of the Currency, the Federal Reserve Board, or such other governmental agency as shall have jurisdiction over the subject matter hereof.

10.  CONFIDENTIALITY.

     (a) KeyBank will safeguard, and hold confidential from disclosure to unauthorized persons, all data of CheckFree to which KeyBank or one of its affiliates obtains access pursuant to this Agreement to the same extent that KeyBank safeguards data relating to its own business, unless such data are otherwise available to the public or are already in KeyBank's possession and were rightfully obtained by it from others, or unless such disclosure is required by law or regulation. In such case, KeyBank will bear no responsibility for disclosures thereof or with respect thereto, whether inadvertent or otherwise. KeyBank's obligations herein shall be perpetual and shall survive and continue after termination.

     (b) CheckFree will safeguard, and hold confidential from disclosure, to unauthorized persons, all data owned or licensed by KeyBank or one of its affiliates to which CheckFree obtains access pursuant to this Agreement to the same extent that CheckFree safeguards data relating to its own business, unless such data are otherwise available to the public or are already in CheckFree's possession and were rightfully obtained by it from others, or unless required by law or regulation. CheckFree's obligations herein shall be perpetual and shall survive and continue after termination.

11.  DUE CARE.

     (a) KeyBank and CheckFree will exercise due care in performing their respective obligations hereunder and each party will, in the, event of an error or omission attributable to the malfunction of equipment which it owns or leases or to the acts, negligence, or the failure of operators, programmers, or other personnel or programs employed by them, which error or omission impedes the performance of such party's obligations hereunder, use reasonable efforts to correct such error or omission, and provide prompt notice of the error or omission to the other party.

     (b) Neither party shall be liable to the other for any nonperformance if it is prevented from performing any task hereunder in whole or in part as a result of an act of God, war, civil disturbance, labor dispute, or other cause beyond its reasonable control, provided, that is has taken reasonable steps and precautions to minimize the delay caused by such event and its commences performance as soon as reasonably possible after the occurrence.

12.  INDEMNIFICATION.

     (a) CheckFree will at all times indemnify, protect, and hold harmless KeyBank and its officer, employees, affiliates, and assigns (each an "Indemnified Party") from and against any and all loss, liability, claims, demands, or disputes, together with all costs, charges, and expenses, including counsel fees and litigation expenses, imposed upon or on any manner accruing against KeyBank or its assigns, arising out of or in any way related to the Services or Operations or KeyBank's performance of its obligations under this Agreement.

     (b) CheckFree will, at its own expense and if KeyBank so requests, defend any action or preceding brought against an Indemnified Party, in connection with any such liability, claim, demand, or dispute.




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     (c) These provisions will not be applicable in the case of such liability, claim, demand, or dispute arising solely out of KeyBank's negligence or breach of its obligations to CheckFree under this Agreement.

13.  WARRANTIES.

     Each delivery of a Transmission, and each communication of instructions to KeyBank or the Federal Reserve Bank in connection with the Services, Operations, or performance of this Agreement by CheckFree, shall constitute a warranty by CheckFree to KeyBank:

     (a) that the Transmission and all ACH entries therein (i) are in the correct form and contain correction information, (ii) are timely under the terms and provisions of Operating Letter 13 and this Agreement, (iii) with respect to ACH debit entries, are for sums due and owing from accounts debited, and (iv) with respect to ACH credit entries are for sums appropriately due to accounts credited; and

     (b) that the creation and processing of each ACH entry and error correction, and the action of KeyBank or the Federal Reserve Bank in accordance with any instruction from CheckFree, is fully authorized by CheckFree, the party to whom such ACH entry relates, and any other party whose authorization is required.

14.  INSPECTION AND AUDIT.

     CheckFree shall permit KeyBank or KeyBank's designee at any reasonable time, with prior notice and at KeyBank's expense, to conduct an inspection or audit of CheckFree's records and materials relative to the Services, Operations, and of CheckFree's accounting or auditing procedures regarding the Services and Operations. In addition, CheckFree will furnish to KeyBank on a quarterly basis, a financial statement of CheckFree which has been completed based upon generally accepted accounting principles. If KeyBank as a result of such inspection, audit or review, reasonably concludes that it is exposed to undue financial risk or exposure based on the internal controls and security procedures of CheckFree, KeyBank shall notify CheckFree in writing of such finding and CheckFree shall remedy such condition within a time frame agreed upon by the parties or, if the parties cannot agree, within such time as is reasonable considering the risk or exposure and the cost of controls.

15.  INSURANCE.

     KeyBank and CheckFree shall at all times during the term of this Agreement maintain data media insurance to cover the replacement of lost or damaged storage media and business interruption insurance to cover the expense of reconstruction of lost data or files.

16.  LIMITATION ON DAMAGES.

     In any action by one of the parties against the other arising from performance, or the failure of performance, of the provisions of this Agreement, damages will be limited to general money damages in an amount not to exceed the actual damages of the party, and reasonable attorneys' fees and other expenses of litigation. In no case will a party be responsible for special, incidental, consequential, or exemplary damages, except for willful breach of this Agreement or where such damages are part of a claim for indemnification from liability under Section 12 as damages sought or recovered by a third party.

17.  NOTICE PROCEDURE.

     Notice, when required hereunder, will be sent by certified, or registered U.S. Mail, postage prepaid, Federal Express, Airborne Express or a comparable over-night service, to the respective parties as set forth below.


         As to KeyBank              Lynda Umbreit
                                    Vice President - Cash Management Sales
                                    KeyBank National Association



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                                    88 East Broad Street
                                    Columbus, Ohio  43215

         As to CheckFree            William C. Buckham
                                    Vice President and Assistant General Counsel
                                    CheckFree Corporation
                                    6000 Perimeter Drive
                                    Dublin, OH  43017

18.  EXCLUSIVE AGREEMENT.

     The terms set forth in this Agreement represent the entire understanding and agreement of the parties with respect to the subject matter hereof. No representations, warranties, or promises are made other than as expressly set forth herein. No services other than the Services will be implied to be an obligation of KeyBank under this Agreement, and any monitoring of Transmissions which KeyBank may undertake, if any, shall not be considered a Service or other obligation owed to CheckFree.

19.  RIGHT TO CONTRACT.

     Each of the parties warrants that neither its execution and delivery of this Agreement nor its performance of the provisions hereof is, or will constitute, a violation on its part of any contract, indenture, or other agreement or relationship to which it is a party or by which it is bound, and hereby agrees that is will indemnify and save harmless the other party from and against any loss, costs, liability, damages, or expense by reason of any claim which may be asserted to the contrary by any third party.

20.  SOFTWARE OWNERSHIP.

     All specifications, tapes, and programs utilized or developed by KeyBank in connection with the Services, Operations, or otherwise in connection with the performance of this Agreement are and will remain the absolute property of KeyBank. All specifications, tapes, and programs utilized or developed by CheckFree in connection with the Services, Operations, or otherwise in connection with the performance of this Agreement are and will remain the absolute property of CheckFree.

21.  TAXES.

     In the event that the relationship crated between KeyBank and CheckFree under this Agreement, or as a result of the performance of the Service or Operations or of any other aspect of the relationship gives rise to any tax responsibility, exclusive of income and similar taxes, payable to the State of Ohio, any other state or political subdivision thereof or to the Internal Revenue Service, or any other subdivision of the federal government, such obligation, regardless of whether or not assessed against CheckFree, will be the responsibility of CheckFree. In the event that KeyBank should be required to pay any such tax obligation, CheckFree will reimburse KeyBank upon demand thereof.

22.  RELATIONSHIP.

     The parties agree that the parties hereto are acting hereunder as independent contractors and nothing in this Agreement is intended nor shall be construed to create a joint venture, partnership or similar business arrangement.

23.  CONSTRUCTION; APPLICABLE LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Ohio. Paragraph headings herein are for convenience only and shall not influence the construction or interpretation of this Agreement.





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     Executed effective as of the 1st day of April, 1999 (the "Effective Date").

                                       CHECKFREE CORPORATION



                                       By:      /s/ John Limbert
                                           -------------------------------------

                                       Title:   Executive Vice President
                                             -----------------------------------


                                       KEYBANK NATIONAL ASSOCIATION



                                       By:      /s/ Sue E. Zazon
                                           -------------------------------------

                                       Title:   Senior Vice President
                                              ----------------------------------









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